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                                  EXHIBIT 11.1
                              LIFE PARTNERS GROUP
              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE AND
                            COMMON EQUIVALENT SHARE

                (Dollars in thousands, except per share amounts)

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
                                                                                 YEAR ENDED DECEMBER 31,
                                                                       -------------------------------------------
EXHIBIT 11.1                                                               1995           1994           1993
                                                                       -------------  -------------  -------------
Earnings (loss) before extraordinary item............................  $     (13,384) $      37,206  $      51,992
Less dividends in kind on preferred stock............................                                       (3,978)
                                                                       -------------  -------------  -------------
Earnings (loss) applicable to common stock...........................        (13,384)        37,206         48,014
Extraordinary loss, net of tax effect................................                        (2,558)        (4,776)
                                                                       -------------  -------------  -------------
Net earnings (loss) applicable to common stock.......................  $     (13,384) $      34,648  $      43,238
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Earnings (loss) per common share and common equivalent share:
  Primary:
    Earnings (loss)..................................................  $       (0.49) $        1.43  $        2.05
    Extraordinary loss...............................................                         (0.10)         (0.20)
                                                                       -------------  -------------  -------------
      Net earnings (loss)............................................  $       (0.49) $        1.33  $        1.85
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
  Fully diluted:
    Earnings (loss)..................................................  $       (0.49) $        1.43  $        2.05
    Extraordinary loss...............................................                         (0.10)         (0.20)
                                                                       -------------  -------------  -------------
      Net earnings (loss)............................................  $       (0.49) $        1.33  $        1.85
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Reconciliation of number of shares outstanding to amounts used in earnings (loss) per share computations (A):
  Weighted average common shares outstanding.........................     27,127,171     25,473,377     22,684,929
  Additional dilutive effect of outstanding options and warrants and common shares issued within one year of the initial public offering, based on the common stock daily average market price
   during the period.................................................                       575,032        722,263
                                                                       -------------  -------------  -------------
Weighted average common shares, as adjusted..........................     27,127,171     26,048,409     23,407,192
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
  Weighted average common shares outstanding.........................     27,127,171     25,473,377     22,684,929
  Additional dilutive effect of outstanding options and warrants and common shares issued within one year of the initial public offering, based on the more dilutive of the common stock ending or
   daily average market price during the period......................                       637,655        722,263
                                                                       -------------  -------------  -------------
Weighted average common shares, assuming full dilution...............     27,127,171     26,111,032     23,407,192
                                                                       -------------  -------------  -------------
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(A) These  calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although  not required by footnote 2 to  paragraph
    14  of Accounting  Principles Board  Opinion No.  15 because  they result in dilution of less than 3%.

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